Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO INTERNATIONAL REPORTS FIRST QUARTER 2006 RESULTS

Dallas, Texas, April 25, 2006 ... ENSCO International Incorporated (NYSE: ESV) reported net income for the quarter ended March 31, 2006, of $149.8 million ($0.97 per diluted share) on revenues of $385.1 million compared to net income of $39.3 million ($0.26 per diluted share) on revenues of $210.6 million for the quarter ended March 31, 2005. First quarter results included a $4.3 million ($0.03 per diluted share) gain from the insurance settlement on ENSCO 29, a platform rig that was severely damaged by Hurricane Katrina last September and subsequently declared a constructive total loss. Income from continuing operations for the quarter ended March 31, 2006 was $144.9 million ($0.94 per diluted share).

The average day rate for ENSCO's operating jackup rig fleet for the quarter ended March 31, 2006, increased by 72% to $103,400 compared to $60,000 in the prior year quarter. Utilization of the Company's jackup fleet increased to 91% in the most recent quarter, up from 87% in the quarter ended March 31, 2005. Excluding rigs in a shipyard for contract preparation, regulatory inspection and enhancement, ENSCO's jackup utilization was 99% in the quarter ended March 31, 2006, compared to 95% in the prior year quarter.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the Company's current results and outlook: "The average day rate for our jackup fleet exceeded $100,000 for the first time in our 19-year history, and earnings surpassed the previous record level achieved in the fourth quarter of 2005. Reflective of the breadth of market strength, jackup day rates increased from fourth quarter levels in all of our major markets.

"This month, we will substantially complete our 10-year, $1.3 billion rig enhancement and life extension program with redelivery of two Gulf of Mexico jackups. ENSCO 87 commenced work on April 1 following its upgrade and ENSCO 86 should return to service by the end of this month following recommissioning. ENSCO 69 is en route to Venezuela after having completed contract preparation work and should commence its term contract by mid-May.

"Construction continues on our new ultra-high specification jackup rig, ENSCO 108, with delivery scheduled for the second quarter of 2007. The rig is already committed for work in Southeast Asia following delivery.

"Construction continues on our two ultra-deepwater semisubmersible rigs, ENSCO 8500 and ENSCO 8501. ENSCO 8500 is scheduled for delivery in the second quarter of 2008, and ENSCO 8501's delivery is anticipated in the second quarter of 2009. Both rigs are being built against firm multi-year contracts.

"Global rig availability remains limited, with many requirements unable to be filled until 2007 or 2008. Increased operating days resulting from completion of our enhancement program and the addition of ENSCO 107 earlier this year, coupled with the contract rollover of many rigs to leading edge fixtures, are currently expected to add meaningfully to our prospective 2006 results."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to trends in day rates or utilization, future rig utilization and contract commitments, the period of time and number of rigs that will be in a shipyard, scheduled delivery dates for new rigs, and market trends, outlook, or conditions. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, including changes in rig supply and demand, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, including hazards created by severe storms and hurricanes, (v) risks associated with operating, rig building and rig enhancement in foreign jurisdictions, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) changes in the dates the Company's rigs undergoing shipyard construction work or enhancement will enter a shipyard or return to service, (viii) risks inherent to shipyard rig construction or rig enhancement, (ix) availability of transport vessels to relocate rigs, (x) environmental or other liabilities, risks, or losses that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xi) the impact of current and future laws and government regulation affecting the oil and gas industry in general and the Company's operations in particular, as well as repeal or modification of same, (xii) political and economic uncertainty, (xiii) lack of availability of economic insurance coverage for certain perils such as hurricanes in the Gulf of Mexico, (xiv) self-imposed or regulatory limitations on jackup rig drilling locations in the Gulf of Mexico during hurricane season, (xv) our availability to attract and retain skilled personnel, (xvi) excess rig availability resulting from the delivery of new drilling units, and (xvii) other risks described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting the Company's investor relations department at 214-397-3045 or by referring to the investor relations section of the Company's website at http://www.enscous.com.

All information in this press release is as of April 25, 2006. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Daylight Time on Tuesday, April 25, 2006, to discuss its first quarter results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing (719) 457-2727. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available on ENSCO's web site www.enscous.com, or by phone for 24 hours after the call by dialing (719) 457-0820 (access code 3349234).

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2006	2005

OPERATING REVENUES	$385.1	$210.6

OPERATING EXPENSES
Contract drilling	130.0	108.6
Depreciation and amortization	42.4	36.6
General and administrative	10.4	8.0

	182.8	153.2

OPERATING INCOME	202.3	57.4

OTHER INCOME (EXPENSE)
Interest income	2.3	1.1
Interest expense, net	(4.2)	(7.8)
Other, net	(1.7)	3.8

	(3.6)	(2.9)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	198.7	54.5

PROVISION FOR INCOME TAXES	53.8	15.7

INCOME FROM CONTINUING OPERATIONS	144.9	38.8

DISCONTINUED OPERATIONS, NET	4.3	0.5

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	0.6	--

NET INCOME	$149.8	$ 39.3

EARNINGS PER SHARE - BASIC
Continuing operations	$ 0.95	$ 0.26
Discontinued operations	0.03	--
Cumulative effect of accounting change	--	--

	$ 0.98	$ 0.26

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 0.94	$ 0.26
Discontinued operations	0.03	--
Cumulative effect of accounting change	--	--

	$ 0.97	$ 0.26

AVERAGE COMMON SHARES OUTSTANDING
Basic	152.9	150.9
Diluted	153.7	151.5
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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	March 31,	December 31,
	2006	2005
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 251.1	$ 268.5
Accounts receivable, net	293.7	269.0
Prepaid expenses and other	44.5	40.9

Total current assets	589.3	578.4

PROPERTY AND EQUIPMENT, NET	2,846.3	2,663.6

GOODWILL	336.2	336.2

OTHER ASSETS, NET	46.9	46.5

	$3,818.7	$3,624.7

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 258.3	$ 214.2
Current maturities of long-term debt	17.2	17.2

Total current liabilities	275.5	231.4

LONG-TERM DEBT	475.4	475.4

DEFERRED INCOME TAXES	343.0	345.1

OTHER LIABILITIES	32.5	32.8

STOCKHOLDERS' EQUITY	2,692.3	2,540.0

	$3,818.7	$3,624.7

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2006	2005

OPERATING ACTIVITIES
Net income	$149.8	$ 39.3
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	42.4	36.6
Changes in working capital and other	25.9	23.9

Net cash provided by operating activities of continuing operations	218.1	99.8

INVESTING ACTIVITIES
Additions to property and equipment	(245.6)	(146.6)
Net proceeds from disposal of discontinued operations	10.0	--
Other	1.2	(1.8)

Net cash used in investing activities	(234.4)	(148.4)

FINANCING ACTIVITIES
Reduction of long-term borrowings	--	(2.9)
Cash dividends paid	(3.9)	(3.8)
Proceeds from exercise of stock options	12.9	19.0
Repurchase of common stock	(11.7)	--
Other	0.8	(1.6)

Net cash provided by (used in) financing activities	(1.9)	10.7

Effect of exchange rate fluctuations on cash and cash equivalents	0.7	(0.4)
Net cash provided by discontinued operations	0.1	2.0

DECREASE IN CASH AND CASH EQUIVALENTS	(17.4)	(36.3)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	268.5	267.0

CASH AND CASH EQUIVALENTS, END OF PERIOD	$251.1	$230.7

Effective January 1, 2006, the Company adopted Financial Accounting Standards No. 123, (revised 2004) "Share-Based Payment", using the modified-retrospective transition method. Accordingly, compensation expense recognized in prior periods has been restated to include share option compensation expense previously reported on a pro forma basis in the Company's financial statement footnotes.
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ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS

			Fourth
	First Quarter		Quarter
	2006	2005	2005

Contract drilling
Average day rates
Jackup rigs
North and South America	$115,960	$ 54,401	$ 87,530
Europe/Africa	134,061	64,501	99,270
Asia Pacific	80,383	64,645	76,045

Total jackup rigs	103,379	59,963	85,750
Semisubmersible rig - N. America	189,191	122,618	185,987
Barge rig - Asia Pacific	55,870	50,031	56,492
Platform rig - North America	35,951	29,304	38,867

Total	$103,184	$ 60,709	$ 86,166

Utilization
Jackup rigs
North and South America	81%	89%	83%
Europe/Africa	100%	87%	100%
Asia Pacific	96%	85%	83%

Total jackup rigs	91%	87%	87%
Semisubmersible rig - N. America	59%	69%	84%
Barge rig - Asia Pacific	100%	99%	100%
Platform rig - North America	100%	100%	96%

Total	91%	87%	87%

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